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                                                                      EXHIBIT 23



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-60753 and 33-49805) and in the Registration Statement on Form S-8 (File No. 333-22139) of Rochester Gas and Electric Corporation of our report dated January 23, 1998 appearing in Item 8A of the Rochester Gas and Electric Corporation Annual Report on Form 10-K for the year ended December 31, 1997.



/s/PRICE WATERHOUSE LLP
   PRICE WATERHOUSE LLP

   Rochester, New York
   February 11, 1998